Exhibit 10.36

PLACEMENT AGENCY AGREEMENT

December 28, 2009

National Securities Corporation
330 Madison Avenue, 18th Floor
New York, New York 10017

Ladies and Gentlemen:

Manhattan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement (the “Agreement”) with National Securities Corporation, a Washington corporation (the “Placement Agent”) as follows:

1.  Offering. (a) The Company will offer (the “Offering”) for sale to certain “accredited investors” (each, an “Investor” and, collectively, the “Investors”) through the Placement Agent, as exclusive agent for the Company, a minimum (the “Minimum Amount”) of 100  units ($2,500,000) (the “Units”) and a maximum (the “Maximum Amount”) of 160 Units ($4,000,000).  Each Unit shall be sold at a price of $25,000 per Unit (the “Offering Price”) and shall consist of (i) 357,143 shares of Company common stock, $.001 par value per share (the “Common Stock” or the "Shares") and (ii) warrants (“Warrants”) to purchase 535,714 shares of Common Stock of the Company (each a "Warrant Share" and collectively the "Warrant Shares").  The Shares, Warrants and Warrant Shares (sometimes collectively referred to herein as the "Securities") shall have the rights and privileges described in the Memorandum (as defined herein).  The Company and the Placement Agent (by mutual agreement) reserve the right to increase the Maximum Amount by an additional forty (40) Units ($1,000,000) (“Overallotment”).

(b)  Placement of the Units by the Placement Agent will be made on a “reasonable efforts, all-or-none” basis with respect to the Minimum Amount and on a “reasonable efforts” basis thereafter as to any amounts in excess of the Minimum Amount.  The minimum subscription for Units shall be 1 Unit ($25,000) provided, however, that the Company and the Placement Agent may, in their discretion, accept subscriptions for a lesser number of Units.  The Units will be offered commencing on the date of the Memorandum (as defined below) until February 28, 2010 unless extended by the Company and the Placement Agent to March 28, 2010, or terminated earlier as provided herein (the “Offering Period”).  The date on which the Offering Period shall terminate shall be referred to as the “Termination Date.”

(c)  The Placement Agent shall not tender to the Company and the Company shall not accept subscriptions for, or sell Units to, any persons or entities who do not qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

(d)  The offering of the Units will be made by the Company solely pursuant to the Memorandum, which at all times will be in form and substance acceptable to the Placement Agent and its counsel and contain such legends and other information as the Placement Agent and its counsel may, from time to time, deem necessary and desirable to be set forth therein. “Memorandum” as used in this Agreement means the Company’s Confidential Private Placement Memorandum dated December 28, 2009, inclusive of all exhibits, and all amendments, supplements and appendices thereto.  Unless otherwise defined, each term used in this Agreement will have the same meaning as set forth in the Memorandum.

2.           Representations, Warranties and Covenants of the Placement Agent.  The Placement Agent hereby represents, warrants and covenants to the Company that:

(a)  The Placement Agent is and will remain during the term of this Agreement, a duly registered broker-dealer pursuant to the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “1934 Act”) and a member in good standing of the Financial Industry Regulatory Authority (“FINRA”).

(b)  The Placement Agent shall not engage in any form of general solicitation or general advertising that is prohibited by Regulation D as promulgated under Section 4(2) of the Act (“Regulation D”) in connection with the Offering, or take any action that might reasonably be expected to jeopardize the availability for the Offering of the exemption from registration provided by Rule 506 under Regulation D and /or Section 4(6).  Neither the Placement Agent, its affiliates, nor any person acting on its or their behalf has made or will make any offers or sales of any security or solicitations of any offers to buy any security through means other than the Memorandum.

(c)  The Placement Agent will offer Units for sale in such circumstances as is in compliance with securities or "blue sky" laws of the states in which the potential investors are located.

3.  Representations, Warranties and Covenants of the Company.  Except as set forth in the Company’s disclosure schedule which is annexed hereto (the “Disclosure Schedule”), the Company hereby represents and warrants to the Placement Agent as follows:

(a)         Organization; Execution, Delivery and Performance.

(i)           The Company and each subsidiary of which the Company owns, directly or indirectly, a controlling interest, if any, (a “Subsidiary”) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. For purposes of this Agreement “Material Adverse Effect” shall mean a material adverse effect on (1) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company taken as a whole; or (2) the ability of the Company to perform its obligations under the Transaction Documents (as defined herein), but, to the extent applicable, shall exclude any circumstance, change or effect to the extent resulting or arising from: (1) any change in general economic conditions in the industries or markets in which the Company and its Subsidiaries operates so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (2) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (3) changes in United States generally accepted accounting principles, or the interpretation thereof; or (4) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby.

(ii)         The Company has no Subsidiaries other than those listed in Schedule 3(a) of the Disclosure Schedule.  Except as disclosed in Schedule 3(a) of the Disclosure Schedule or in the SEC Documents, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all liens, security interests, charges, pledges or similar encumbrances (“Liens”) and all of the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive rights of first refusal and other similar rights.  The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital stock or other equity securities of its Subsidiaries that are owned by the Company. As used herein, “SEC Documents” means all of the Company’s reports, schedules, financial statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2008, the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, the Company’s definitive proxy statement on Schedule 14A  filed with the SEC on October 29, 2009 and the Company’s current reports on Form 8-K, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein.

(iii)
(1)         The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrants and the Agent’s Warrants (the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby and to issue the securities comprising the Units in accordance with the terms hereof and thereof;

(2)
the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required except as expressly contemplated by this Agreement;

(3)
each of the Transaction Documents has been, or will be, duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly; and

(4)
each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)         Shares, Warrants Shares and Agent Warrant Shares Duly Authorized. The shares of the Company’s Common Stock issuable upon (i) the sale of the Units, (ii) exercise of the Warrants (the “Warrant Shares”) or (ii) exercise of the Agent’s Warrants (as defined herein) (the “Agent Warrant Shares”) will be duly authorized and reserved for future issuance and, upon sale of the Units, exercise of the Warrants  or exercise of the Agent Warrants, in each case in accordance with their terms, will be duly and validly issued, fully paid and non-assessable, and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights, rights of first refusal and/or other similar rights of stockholders of the Company and/or any other individual or entity.

(c)         Conflicts.

(i)           The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Common Stock, Warrant Shares and the Agent Warrants Shares) will not:

(1)	conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or similar documents of the Company;

(2)
violate or conflict with, or result in a breach of any provision of, or constitutes a default and/or an event of default (or an event which with notice or lapse of time or both could become a default and/or an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect on the Company; or

(3)
result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected.

(ii)           The Company is not in violation of its Certificate of Incorporation, By-laws or other organizational documents. The Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default), under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults, terminations, amendments, accelerations or cancellations which would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Based in part on the truth and accuracy of the Investor’s representations set forth herein, except as required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents in accordance with the terms hereof or thereof or to issue and sell the Units in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants or the Agent Warrant Shares upon exercise of the Agent Warrants.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will be obtained or effected in a timely manner following the Closing Date.

(d)         Capitalization.

(i)           As of November 30, 2009, the authorized capital stock of the Company consists solely of 10,000,000 share of preferred stock, of which no shares of preferred stock are issued and outstanding and 500,000,000 shares of Common Stock, of which 70,624,232 shares of Common Stock are issued and outstanding, 7,459,936 shares of Common Stock are reserved for issuance pursuant to options granted under the Company’s stock option plan, and 87,168,951 shares are reserved for issuance pursuant to securities (other than the Units and the Agent Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock.

(ii)           Except as described above, in the SEC Documents or Schedule 3(d) annexed hereto, as of November 30, 2009:

(1)
there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company;

(2)
other than as set forth on Schedule 3(d) of the Disclosure Schedule, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Act (except for the registration rights provisions contained herein); and

(3)
there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of any of the Units, Common Stock, Warrants, the Warrant Shares, Agent’s Warrants and/or the Agent Warrant Shares.  All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable.  No shares of capital stock and/or other securities of the Company are subject to preemptive rights, rights of first refusal and/or any other similar rights of the stockholders of the Company and/or any other Person or any Lien imposed through the actions or failure to act of the Company.

(e)         SEC Information.

(i)           Except as set forth in the SEC Documents, since January 1, 2009, the Company has timely filed (subject to 12b-25 filings with respect to certain periodic filings) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act.  The SEC Documents have been made available to the Investor via the SEC’s EDGAR system.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the SEC Documents when taken in their entirety, shall not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the date upon which they were made and the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of the filing.  The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved except:

(1)	as may be otherwise indicated in such financial statements or the notes thereto; or

(2)
in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, if any, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(ii)         Except as expressly set forth in the Company Financial Statements or in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than:

(1)	liabilities incurred in the ordinary course of business subsequent to December 31, 2008; and

(2)
obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(iii)         The shares of Common Stock are quoted on the OTCBB under the symbol “MHAN.”  The Company has not received notice (written or oral) from the OTCBB to the effect that the Company is not in compliance with the continuing requirements of the OTCBB.  The Company is, and it has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such maintenance requirements.

(iv)         All information relating to or concerning the Company and its officers, directors, employees, customers or clients (including, without limitation, all information regarding the Company’s internal financial accounting controls and procedures) set forth in the Transaction Documents and the SEC Documents, when taken together as a whole, does not contain an untrue statement of material fact or omit to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

(f)           Intellectual Property. Except as set forth in Schedule 3(f) or in the SEC Documents, the Company or its Subsidiaries owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use all intellectual property in connection with the conduct its business as now operated.  There is no pending claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any intellectual property necessary to enable it to conduct its business as now operated.  To the best of the Company’s knowledge, the Company’s current products, services and processes do not infringe on any intellectual property or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company has not received any written notice of infringement of, or conflict with, the asserted rights of others with respect to its intellectual property. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its intellectual property.

(g)           Permits;Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), except where such failure to posses would not have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Since December 31, 2008, the Company has received no notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(h)           Absence of Litigation. Except as set forth in Schedule 3(h) of the Disclosure Schedule or in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or its businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect.

(i)           No Materially Adverse Contracts, etc.  Except as set forth in Schedule 3(i) of the Disclosure Schedule, the Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect.  The Company is not a party to any contract or agreement which has or is reasonably expected to have a Material Adverse Effect.

(j)           No Material Changes.  Except as set forth in the SEC Documents, since December 31, 2008, there has not been (i) any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business; (ii) to the Company’s knowledge, any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or (iii) any incurrence of any material liability outside of the ordinary course of business.

(k)         Labor Matters.

(i)           The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(ii)           The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.

(l)           Environmental Matters.  To the Company’s knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

(m)           Tax Matters.  None of the Company and its Subsidiaries has made or filed any federal, state and foreign income or any other tax returns, reports and declarations required by any jurisdiction to which it is subject and none of them has ever paid any taxes or other governmental assessments or charges that are material in amount, nor is it aware of any that have been assessed or are due.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  Neither the Company nor any of its Subsidiaries have executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

(n)           Certain Transactions. Except as set forth on Schedule 3(n) of the Disclosure Schedule or in the SEC Documents, there are no loans, leases, royalty agreements or other transactions between (i) the Company or any of its customers or suppliers; and (ii) any officer, employee, consultant or director of the Company or any person owning five (5%) percent or more of the capital stock of the Company or five (5%) percent or more of the ownership interests of the Company or any member of the immediate family of such officer, employee, consultant, director, stockholder or owner or any corporation or other entity controlled by such officer, employee, consultant, director, stockholder or owner, or a member of the immediate family of such officer, employee, consultant, director, stockholder or owner.

(o)           Form D; Blue Sky Laws. The Company shall file a Form D with respect to the Securities as required under Regulation D promulgated under the Act and to provide a copy thereof to the Placement Agent, promptly after such filing.  The Company shall assist the legal counsel of the Placement Agent of the Units on or before the date of the closing of the sale of the Securities (the “Closing Date”), in qualifying the Units for sale to the Investors in the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall pay all fees and expenses of such counsel in connection therewith, including, but not limited to, all state filing fees and such counsel’s legal fees and expenses as further provided in Section 6(h) hereto.

(p)  Memorandum.  The Memorandum has been diligently prepared by the Company, and, to the best of Company’s knowledge, is in compliance with Regulation D, the Act and the requirements of all other rules and regulations (the “Regulations”) of the Securities and Exchange Commission (the “SEC”) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Units are to be offered and sold.  With respect to actions taken by the Company, the Units will be offered and sold pursuant to the registration exemption provided by Regulation D and Section 4(2) and/or Section 4(6) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Placement Agent notifies the Company that the Units are being offered for sale.  The Memorandum describes all material aspects, including attendant risks, of an investment in the Company.  The Company has not taken nor will it take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D or Section 4(2) and/or Section 4(6) of the Act, and knows of no reason why any such exemption would be otherwise unavailable to it. Neither the Company, nor, to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units.  The Company has not been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining it for failing to comply with Section 503 of Regulation D.

(q)  10b-5 Representation.  The Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.  There is no fact which the Company has not disclosed in the Memorandum and which the Company is aware that is reasonably likely to have a Material Adverse Effect.

(r)  Property Ownership.  Except as set forth in the Memorandum or in the SEC Documents, the Company owns its  property  and  assets  free and  clear of all mortgages, liens,  loans,  pledges,  security  interests,   claims,  equitable interests,  charges, and encumbrances,  except such encumbrances and liens which arise in the ordinary  course of business and do not materially  impair its ownership  or use of such  property or assets.  With respect to the property and assets it leases, if any, the Company is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

(s) Insurance.  Each of the Company and its Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged, including directors and officers liability. Neither the Company nor any Subsidiary has any reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.

(t)  Illegal Payments.  Neither the Company, nor, to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(u) PATRIOT Act.  To the best knowledge of the Company, neither the sale of the Units by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person.  To the best knowledge of the Company, the Company is in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(v)  No Finders.  Except for the compensation set forth in this Agreement or the Memorandum, the Company is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering, and hereby agrees to indemnify the Placement Agent from any such claim made by any other person as more fully set forth in Section 9 hereof.  The Company has not offered for sale or solicited offers to purchase the Units except for negotiations with the Placement Agent.  Except as set forth in the Memorandum, no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Placement Agent’s rights, described herein, shall apply.

(w)  No Integration.  Neither the Company, its affiliates, nor any person acting on its or their behalf has made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Units  pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Act, or any applicable stockholder approval provisions, which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Nor will the Company or its affiliates take any action or steps that would knowingly cause the offer or issuance of the Units to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Units, which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

4. Placement Agent Appointment and Compensation. (a)  The Company hereby appoints the Placement Agent and its selected dealers, if any, as its exclusive agent(s) in connection with the Offering.  The Company acknowledges that the Placement Agent may use selected dealers to fulfill its agency hereunder provided that such dealers are compensated solely by the Placement Agent.  The Company has not and will not make, or permit to be made, any offers or sales of the Units other than through the Placement Agent without its prior written consent. The Placement Agent has no obligation to purchase any of the Units.  The agency of the Placement Agent hereunder shall continue until the later of the Termination Date and the Final Closing.

(b)  The Company will cause to be delivered to the Placement Agent copies of the Memorandum and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws, and hereby authorizes the Placement Agent and its agents, employees and selected dealers to use the Memorandum in connection with the sale of the Units until the later of the Final Closing and the Termination Date, and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those contained in the Memorandum in connection with the sale of the Units.

(c)  The Company will cooperate with the Placement Agent by making available to its representatives such information as may be requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested.

(d)  The Company shall pay to the Placement Agent at each Closing a cash placement fee equal to ten percent (10%) of the aggregate gross proceeds from the sale of Units sold in the Offering (the “Agent’s Fee”).  Payment of the proportional amounts of the Agent’s Fee will be made out of the proceeds of subscriptions for the Units sold at each Closing.

(e)  As additional compensation hereunder, at each Closing the Company will issue to the Placement Agent or its designees, for nominal consideration, warrants to purchase a number of shares of Common Stock equal to 10% of the number of shares of Common Stock included in the Units (the “Agent’s Warrants”) with an initial exercise price of $0.11 per share.  The Agent’s Warrants and the Agent’s Fee are sometimes collectively referred to herein as the “Agent’s Compensation.”  The Agent’s Warrants shall provide the holder thereof with a cashless exercise and “full ratchet” price protection right consistent with the terms of the Warrants.  The Agent’s Warrants shall be exercisable until the earlier of the date that is five (5) years after the date of the initial Closing.

(f)  The Placement Agent shall also receive a non-accountable expense allowance equal to two percent (2%) of the gross proceeds raised at each Closing (the “Agent’s Expense Allowance”), which shall cover all of the costs and expenses of the Placement Agent (including travel costs, due diligence costs, marketing expenses including expenses related to Company presentations.  Payment of the Agent’s Expense Allowance will be made out of the proceeds of subscriptions for Units at each Closing. The Agent’s Expense Allowance shall not cover (i) up to $40,000 of Placement Agent legal expenses that the Company shall be required to reimburse at the First Closing and (ii) Blue Sky Expenses (as defined below).  Placement Agent will not bear any of the Company’s legal, accounting, printing or other expenses in connection with any transaction contemplated hereby.

(g)  The Company shall also pay to the Placement Agent the Agent’s Fee and Agent’s Warrants, calculated according to the percentage set forth in Sections 4(d) and 4(e), respectively, of this Agreement, in the event that the Company shall make any sales of its securities for cash at any time prior to the date that is twelve (12) months after Termination Date and the Final Closing with respect to any person or entity to which the Placement Agent transmits the Memorandum during the Offering Period, the names of which shall be provided in writing to Company within ten (10) days after the Final Closing (the “Placement Agent Referral List”), irrespective of whether such investors purchased Shares in the Offering (collectively, the “Post-Closing Investors”). The Company acknowledges and agrees that the Placement Agent Referral List is proprietary to the Placement Agent, shall be maintained in strict confidence by the Company and those persons/entities on such list hall not be contacted by the Company without the Placement Agent’s prior written consent.

5. Subscription and Closing Procedures. (a) Each prospective purchaser will be required to complete and execute original signature pages in the forms annexed to the Memorandum (collectively, the “Subscription Documents”), which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 14 hereof, together with the subscriber’s check or good funds in the full amount of the Offering Price for the number of Units desired to be purchased.

(b) All funds for subscriptions received from the Offering will be promptly forwarded by the Placement Agent or the Company, if received by it, to, and deposited into, a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank (the “Escrow Agent”).  All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent.  The Company will pay all fees related to the establishment and maintenance of the Escrow Account.  The Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the subscribers.  The Company will give notice to the Placement Agent of its acceptance of each subscription.  The Company, or the Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Placement Agent upon such return.

(c) If subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the funds therefore have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held promptly with respect to Units sold (the “First Closing”).  Thereafter, the remaining Units will continue to be offered and sold until the Termination Date. Additional closings (“Closings”) may from time to time be conducted at times mutually agreed to between the Placement Agent and the Company with respect to additional Units sold, with the final closing (“Final Closing”) to occur within 10 days after the earlier of the Termination Date and the date on which the Maximum Amount has been subscribed for. Delivery of payment for the accepted subscriptions for Units from the funds held in the Escrow Account will be made at each Closing at the Placement Agent’s offices against delivery of the Units by the Company at the address set forth in Section 14 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agent), net of amounts due to the Placement Agent and its Blue Sky counsel as of such Closing.  Executed instruments/certificates for the Units and the Agent’s Warrants will be in such authorized denominations and registered in such names as the Placement Agent may request on or before the date of each Closing (“Closing Date”), and will be made available to the Placement Agent for checking and packaging at the Placement Agent’s office at each Closing.

(d) If Subscription Documents for the Minimum Amount have not been received and accepted by the Company on or before the Termination Date (as may be extended as provided herein) for any reason, the Offering will be terminated, no Units will be sold, and the Escrow Agent will, at the request of the Placement Agent or the Company, cause all monies received from subscribers for the Units to be promptly returned to such subscribers without interest, penalty, expense or deduction.

6. Further Covenants of the Company. The Company hereby covenants and agrees that:

(a)  If, at any time prior to the Final Closing (i) any event shall occur which does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Memorandum so that the representations, warranties and covenants herein remain true, or (ii) in case it shall, in the opinion of counsel to the Placement Agent and the Company, be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable securities laws or regulations, the Company shall, in the case of (i) above, promptly notify the Placement Agent and, in the event of either (i) or (ii) above shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements to the Memorandum in such quantities as the Placement Agent may request.  The Company shall not at any time, whether before or after the Final Closing, prepare or use any amendment or supplement to the Memorandum of which the Placement Agent shall not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance with the Act, the regulations thereunder and other applicable securities laws. As soon as the Company is advised thereof, the Company shall advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of the qualification or registration of the Units or the Securities for offering or the suspension of any exemption for such qualification or registration of the Units or the Securities for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company shall use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(b)  The Company will use its commercially reasonable efforts to assist counsel to the Placement Agent in qualifying the Units for sale under the securities laws of such U.S. jurisdictions as may be mutually agreed to by the Company and the Placement Agent; provided, that the Company will not be required or obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units.  Furthermore, the Company shall file a copy of a Notice of Sale on Form D with the SEC within the prescribed time period and shall file all amendments with the SEC as may be required.  Copies of the Form D and all amendments thereto shall be provided to the Placement Agent.  The Company or its counsel will provide counsel for the Placement Agent with copies of all correspondence or other documentation filed with or received from any jurisdiction where the Units are to be registered or qualified or offered.  The Company will promptly provide to the Placement Agent for delivery to all offerees and investors and their representatives any additional information, documents and instruments which the Placement Agent or the Company reasonably deem necessary to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with such exemptions or qualifications and registrations in those states where the Units are to be offered or sold.

(c) The Company shall place a legend on the certificates representing the Units, if any, and the Shares, Warrants, Warrant Shares, Agent's Warrants and Agent's Warrant Shares, issued to subscribers stating that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(d) The Company shall apply the net proceeds from the sale of the Units to fund its working capital requirements and for such other purposes as are specifically described under “Use of Proceeds” in the Memorandum.

(e) During the Offering Period, the Company shall make available for review by prospective Investors during normal business hours at the Company’s offices, upon their request, copies of such corporate documents, including, but not limited to, organizational materials and material contracts, as such Investor shall reasonably request, to the extent that such shall not violate any obligation on the part of the Company to maintain the confidentiality thereof, and shall afford each prospective Investor the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent it possesses such information or can acquire it without unreasonable expense.

(f) Until the earlier of (i) completion of the Offering, and (ii) the Termination Date, neither the Company nor any person or entity acting on its behalf shall negotiate with any other placement agent or underwriter with respect to a private or public offering of the Company’s debt or equity securities except for the transactions contemplated by the Ariston Merger as contemplated in the Memorandum. Except as contemplated in the Memorandum, neither the Company nor anyone acting on its behalf shall, until the Termination Date, offer for sale to, or solicit offers to subscribe for Units or other securities of the Company from, or otherwise approach or negotiate in respect thereof with, any other person.

(g)  Until the earlier of (i) the Termination Date and (ii) the Final Closing, the Company will not issue any press release, grant any media interview (including without limitation, internet media outlets), or otherwise communicate with the media in any manner whatsoever without the Placement Agent’s prior written consent, which consent will not unreasonably be withheld or delayed.

 (h)  The Company shall pay all expenses incurred in connection with the preparation and printing of all necessary offering documents, amendments, and instruments related to the Offering and the issuance of the Units, the Common Stock, Warrants and the Agent’s Warrants, and shall also pay its own expenses for accounting fees, legal fees, bound volumes of closing documents, and other costs involved with the Offering. The Company shall provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request. The Blue Sky filings shall be prepared by the Placement Agent’s counsel for the Company’s account, with copies to Company’s counsel concurrently (or as soon as sent or received as reasonable possible) of the filings, correspondence, orders, findings and all related matters.  In addition, the Company shall pay all filing fees and reasonable legal fees and expenses for Blue Sky services and related filings and out-of-pocket expenses of the Placement Agent’s counsel with respect to Blue Sky exemptions that are sought with respect to the Offering (the “Blue Sky Expenses”), $6,000 of which shall be paid to the Placement Agent’s counsel upon the First Closing, and additional reasonable amounts, if any, of which shall be paid at any subsequent Closing, as applicable.  The Blue Sky filings shall be prepared by the Placement Agent’s counsel for the Company’s account.

(i)  Effective upon the sale of the Minimum Amount, the Placement Agent shall have a twelve (12) month right of first refusal from such date to act as a lead placement agent on any future private placement of the Company’s securities in which the Company seeks to utilize a third party placement agent or as a lead managing underwriter on any public offering of the Company’s securities in which the Company seeks to utilize a third party underwriter.  It is understood that if a third party broker-dealer provides the Company with written terms with respect to a future securities offering that the Company wishes to accept during such twelve month period (“Written Offering Terms”), the Company shall promptly present same to the Placement Agent.  The Placement Agent shall have ten (10) business days from its receipt of the Written Offering Terms in which to determine whether or not to accept such offer and, if the Placement Agent refuses, and provided that such financing is consummated (a) with another placement agent or underwriter upon substantially the same terms and conditions as the Written Offering Terms and (b) within three months after the end of the aforesaid ten (10) business day period, this right of first refusal shall thereafter be forfeited and terminated; provided, however, if the financing is not consummated under the conditions of clauses (a) and (b) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this Section 6(i) during the remainder of such twelve (12) month period.

7. Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a)  Each of the representations and warranties of the Company qualified as to materiality shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties of the Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b)  The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed by and complied with it under the Transaction Documents at or before each Closing.

(c)  No order suspending the use of the Memorandum or enjoining the offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, are contemplated or threatened.

(d)  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)  The Placement Agent shall have received certificates of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date, certifying, in such detail as Placement Agent may reasonably request, as to the fulfillment of the conditions set forth in paragraphs (a), (b), (c) and (d) above.

(f) The Company shall have delivered to the Placement Agent: (i) at each Closing a currently dated good standing certificate from the secretary of state of its jurisdiction of incorporation and each jurisdiction in which the Company is qualified to do business as a foreign corporation, and (ii) at the First Closing, certified resolutions of the Company’s Board of Directors approving this Agreement and the other Transaction Documents, and the transactions and agreements contemplated by this Agreement and the other Transaction Documents.

(g) On or prior to the date hereof and at each Closing, either the Chief Executive Officer or the Chief Financial Officer of the Company shall have provided a certificate to the Placement Agent confirming that, to the best of their knowledge, there have been no material adverse changes in the condition (financial or otherwise) or prospects of the Company from the date of the financial statements included in the Memorandum, the absence of undisclosed liabilities and such other matters relating to the financial condition and prospects of the Company that the Placement Agent may reasonably request.

(h) At each Closing, the Company shall pay and deliver to the Placement Agent the Agent’s Fee, calculated in accordance with Sections 4(d), the Agent’s Expense Allowance, calculated in accordance with Sections 4(f) and the Blue Sky Expenses in accordance with Section 6(h) hereof.

(i) At each Closing the Company shall have delivered to the Placement Agent and/or its designees, the appropriate number of Agent’s Warrants, calculated in accordance with Section 4(e) hereof.

(j) There shall have been delivered to the Placement Agent a signed opinion of Lowenstein Sandler PC, outside counsel to the Company, dated as of each Closing Date, containing substantially the opinions set forth as Annex A hereto.

(k) All proceedings taken at or prior to each Closing in connection with the authorization, issuance and sale of the Units and the Agent’s Warrants will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

8.          Covenants of the Placement Agent.  The Placement Agent covenants that:

(a)  The Placement Agent  shall limit its offering of the Units to persons for whom the Placement Agent has reasonable grounds to believe and in fact believes are "accredited investors".

(b)  The Placement Agent shall in connection with the offering of the Units offered pursuant to the Memorandum, provide copies of the executed subscription documentation to the Company prior to each Closing to enable the Company to establish and determine that each such subscriber is an "accredited investor" within the meaning of Rule 501(a) of the Rules and Regulations and shall deliver.

(c)  The Placement Agent shall not sell the Units offered pursuant to the Memorandum by any means of public solicitation or general advertising

(d)  To the extent it is determined by the parties hereto and their respective legal counsel that a supplement or amendment to the Memorandum is required based on events that may materially affect the Company or otherwise,  the Placement Agent shall distribute copies of any such supplement or amendment to persons who have previously received a copy of the Memorandum from the Placement Agent and who continue to be interested in the Offering and include such supplement or amendment in all further deliveries of the Memorandum.

9. Indemnification.

(a) The Company will: (i) indemnify and hold harmless the Placement Agent, its selected dealers and their respective affiliates, officers, directors, employees and each person, if any, who controls the Placement Agent within the meaning of the Act (each an “Indemnitee”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and disbursements, including appeals), to which any Indemnitee may become subject (x) under the Act or otherwise, in connection with the offer and sale of the Units, and (y) as a result of the breach of any representation, warranty or covenant made by the Company herein, regardless whether such losses, claims, damages, liabilities or expenses shall result from any claim of any Indemnitee or any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability results from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made solely in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof, (B) any violations by the Placement Agent of the Act or state securities laws which does not result from a violation thereof by the Company or any of its affiliates or (C) fraud, willful misconduct or gross negligence of the Placement Agent. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering.

(b)    The Placement Agent will indemnify and hold harmless the Company, its officers, directors, employees and each person, if any, who controls the Company and such persons within the meaning of the Act against, and pay or reimburse any such person for, any and all losses, claims, damages or liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof), joint or several, to which the Company or any such person may become subject under the Act or otherwise, in connection with the offer and sale of the Units, whether such losses, claims, damages, liabilities or expenses (or actions, proceedings or investigations in respect thereof) shall result from any claim of the Company, any of its officers, directors, employees, agents, any person who controls the Company and such persons within the meaning of the Act or any third party, insofar as such losses, claims, damages or liabilities are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, but only with reference to information contained in the Memorandum relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if made or omitted in reliance upon and in conformity with information furnished to the Company by the Placement Agent or any such controlling persons, specifically for use in the preparation thereof, or (B) fraud, willful misconduct or gross negligence of the Placement Agent.  The Placement Agent will reimburse the Company or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies, including appeals. Notwithstanding the foregoing, (i) in no case shall the Placement Agent have any liability to any person under this Section 9(b) for the gross negligence, fraud or willful misconduct of the Company or any person entitled to indemnification hereunder and (ii) in no event shall the Placement Agent’s indemnification obligation hereunder exceed the fees payable to it hereunder.

(c)  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

10. Contribution.

To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 9 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the 1934 Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total commissions and fees actually received by the Placement Agent.  The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 10. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10. Anything in this Section 10 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section10 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the 1934 Act or otherwise available.

11. Termination. (a) The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Company contained herein, in the Memorandum or in any other Transaction Document shall prove to have been false or misleading in any material respect when actually made, (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Transaction Document; or (iii) there shall occur any event, within the control of the Company, which could materially adversely affect the transactions contemplated hereby or the other Transaction Documents or the ability of the Company to perform thereunder.  In such event, the Placement Agent shall be entitled to receive from the Company, within thirty (30) business days of the Termination Date, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of: (A) any and all Agent’s Fee which would have been earned through the Termination Date based on amounts in the Escrow Account that, but for the termination would have been available in normal course for release to the Company at a Closing and shall retain any Agent’s Fee for any closings previously consummated; (B) the Agent’s Expense Allowance based on amounts in the Escrow Account that, but for the termination would have been available in normal course to be paid to the Placement Agent at a Closing and shall retain any Agent’s Expense Allowance for any closings previously consummated [(A) and (B) collectively, the “Termination Amount”] and (C) all amounts which may become payable in respect of Post-Closing Investors pursuant to Section 4(g) hereof.  In addition, in the event such termination occurs prior to the time that a Closing has been consummated and there are no funds in the Escrow Account, the Placement Agent will be entitled, upon presentation of a written accounting therefor in reasonable detail (but without the need to include the underlying statements or evidence of payment), to prompt reimbursement of its actual, out-of-pocket expenses related to the Offering, including but not limited to fees and expenses of legal counsel, travel expenses and the fees and expenses of outside experts, if any, retained to assist the Placement Agent with due diligence (the foregoing hereinafter referred to as the “Expense Reimbursement”).

(b)  This Offering may be terminated by the Company at any time prior to the expiration of the Offering Period in the event that the Placement Agent shall have failed to perform any of its material obligations hereunder (excluding failing to raise the Minimum Amount hereunder). In the event of any such termination by the Company, the Placement Agent shall not be entitled to any amounts whatsoever except for the Expense Reimbursement.

(c)  This Offering may also be terminated by the Company at any time prior to the expiration of the Offering Period for any reason not covered in Section 11(b) above (the “Company 11(c) Termination”).  In such event, the Placement Agent shall be entitled to receive from the Company (i) the Termination Amount (or if at the time of such termination, there are no funds in the Escrow Account that have or are to be released to Company, the Expense Reimbursement) and (ii) all amounts which may become payable in respect of Post-Closing Investors pursuant to Section 4(g) hereof.  In addition, if within twelve (12) months after the Company 11(c) Termination, the Company conducts a public or private offering of its securities or enters into a letter of intent with respect to the foregoing, then upon the closing of any such transaction, the Placement Agent shall be entitled to receive from the Company an amount equal to five (5%) of the gross proceeds raised in such transaction (the “Company 11 (c) Termination Amount”).  Notwithstanding the foregoing, in no event shall any fees or Termination Amount be payable to the Placement Agent in connection with any transactions contemplated by the Ariston Merger.

(d)  Upon any such termination, the Placement Agent and the Company will cause, via written instructions to the Escrow Agent, all monies received with respect to the subscriptions for Units not accepted by the Company to be promptly returned to such subscribers without interest, penalty, expense or deduction.

(e)  Before any termination by the Placement Agent under Section 11(a) or by the Company under Section 11(b) or Section 11(c) shall become effective, the terminating party shall give written notice to the other party of its intention to terminate the Offering (the “Termination Notice”).  The Termination Notice shall specify the grounds for the proposed termination, except in the case of a Section 11(c) termination. If the specified grounds for termination, or their resulting adverse effect on the Transactions, are curable, then the other party shall have ten (10) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the Transactions contemplated hereby; otherwise, the Offering shall terminate.

(f)  Subject to section 12 below, this Agreement shall terminate upon the occurrence and satisfactory completion of the Offering and sale of the Units, unless earlier terminated as provided herein.

12. Survival. The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification pursuant to Section 9 and contribution pursuant to Section 10 shall survive any termination or completion of the Offering.  The respective indemnities, agreements, representations, warranties and other statements of the Company or the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Units.  In addition, the provisions of Sections 4(g), 6(d), 6(i), 11 through 20 hereof shall also survive the termination or expiration of this Offering.

13.  Governing Law; Jurisdiction.  This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, affect and in all other respects by the internal laws of the State of New York.   THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND AND AGREE THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA IN THE CITY OF NEW YORK, STATE OF NEW YORK.  JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED.  THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM.  ANY NOTICE OF SUCH ARBITRATION OR FOR THE CONFIRMATION OF ANY AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.  THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS IN AN ARBITRATION PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY.

14. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally, or the date mailed if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt) or sent by electronic transmission, with confirmation received, if sent to the Placement Agent, will be mailed, delivered or telefaxed and confirmed to: National Securities Corporation, 330 Madison Avenue, 18th Floor, New York, New York 10017, Attention: Jonathan Rich, telefax number (212) 380-2828, with a copy to: Littman Krooks LLP, 655 Third Avenue, 20th Floor, New York, New York 10017, Attention: Steven D. Uslaner, Esq., telefax number (212) 490-2990, and if sent to the Company, to: Manhattan Pharmaceuticals, Inc.48 Wall Street, New York, NY 10005, Attention: Michael G. McGuinness, CFO and COO, telefax number (___) ___-____, with a copy to: Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, NJ 07068, Attn: Anthony Pergola,  Esq., telefax number (973) 597-2400.

15.           Limitation of Engagement to the Company. The Company acknowledges that the Placement Agent has been retained only by the Company, that the Placement Agent is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of the Placement Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Placement Agent or any of its affiliates, or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the 1934 Act), employees or agents, other than the indemnification and contribution provisions set forth in Sections 9 and 10 hereof. Unless otherwise expressly agreed in writing by the Placement Agent or as provided in Sections 9 or 10 hereof, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of the Placement Agent, and no one other than the Company is intended to be a beneficiary of this Agreement.

16.           Limitation of Liability to the Company. Except as provided in Section 9 (Indemnification) and Section 10 (Contribution), neither the Placement Agent nor any of its affiliates or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the 1934 Act ), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by the Placement Agent and that are finally determined (by a court of competent jurisdiction and after exhausting all appeals) to have resulted from the fraud, gross negligence, or willful misconduct of the Placement Agent.

17.           Waiver of Right to Appoint Placement Agent Director.  The Placement Agent hereby waives its right pursuant to Section 6(l)(i) of the Placement Agency Agreement dated November 19, 2008 to nominate, and to require the Company to use its best efforts to effect the appointment of, a member of the Board of Directors of the Company (the "Placement Agent Director") and to require the Company to issue to the Placement Agent Director a warrant to purchase 1,000,000 shares of Common Stock at a per share exercise price equal to the greater of (i) the fair market value on the date of issuance or (ii) $.09.

18. Modification; Performance; Waiver. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith.  Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter.

19.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on anyone counterpart).  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.

20.  Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, such provision shall be fully severable.  This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be deemed added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to cause such provision to be legal, valid and enforceable.

21.  Headings.  The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions of this Agreement.

22. Miscellaneous.  This Agreement shall inure to the benefit of, and be binding upon, the successors of the Placement Agent and of the Company.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, company or corporation, other than the parties hereto and their successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision hereof.  The term "successors" shall not include any purchaser of the Units merely by reason of such purchase.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours,

MANHATTAN PHARMACEUTICALS, INC

By:	/s/ Michael G. McGuinness
Name: Michael G. McGuinness
Title: CFO and COO

Accepted and agreed to this
28th day of December, 2009.

NATIONAL SECURITIES CORPORATION

By:	/s/ Jonathan C. Rich
Name: Jonathan C. Rich
Title: Head of Investment Banking